                                                                   EXHIBIT 10.25


               CONTRACT FOR THE SUPPLY OF CONFERENCING SERVICES
                     DESIGN DEVELOPMENT AND IMPLEMENTATION


This Agreement made between:

     CONCERT GLOBAL NETWORKS LIMITED, a company organised and existing under the laws of England, with its registered office at 81 Newgate Street, EC1A 7AP, London (hereinafter "Concert"), and

     ACT TELECONFERENCING SERVICES, INC., a company organised and existing under the laws of Minnesota, with its principal office located at 1526 Cole Boulevard, Suite 300, Golden, Colorado (hereinafter "ACT"),

(individually referred to herein as a "Party" and collectively as the "Parties");

WHEREAS, Concert desires to implement a seamless global audio conferencing platform that will enable Concert to enhance its current conferencing service design and capabilities, and establish a conferencing support function for authorised distributors and end-users of Concert conferencing services; and

WHEREAS, in response to Concert's Technical Requirements document, dated March 30, 1998, for supply of Teleconferencing Support Services (the "SOR"), ACT provided a proposal (the "Response"), that was accepted by Concert subject to agreement on terms and conditions; and

WHEREAS, the Parties have agreed the terms and conditions to establish and test ACT's proposed solution architecture for the supply of conferencing services to demonstrate that it will meet the requirements of the SOR, as proposed in the Response, and wish to set forth their agreement in a written contract;

NOW, THEREFORE, it is agreed as follows:

1.   SCOPE OF AGREEMENT

1.1 ACT agrees to supply conferencing services, including design and implementation of a turnkey reservation system and a turnkey billing system, development of site-specific software, implementation and project management and the hardware and software associated with these activities, all as more fully described herein to Concert in accordance with, and subject to, the provisions of this Agreement.

1.2 Concert agrees to provide support as necessary for this Project and to meet the Dependencies set forth in Appendix 4.

2.   DEFINITIONS

     In this Contract the following expressions shall, unless the context requires otherwise, have the following meanings:

     "Accepted" means the point at which the Project elements have been tested and approved in writing by Concert in accordance with Appendix 1, Section 2.12, and an agreed acceptance test plan.

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     "Acceptance Test Plan" or "ATP" means the performance criteria for the
     Project as set forth in Appendix 4 at Section 10.6. Upon completion performance criteria identified as "TBD" in Appendix 4 shall be incorporated into this Agreement by reference.

     "Agreement" means this document made between Concert and ACT, including appendices, exhibits, and/or schedules hereto.

     "Authorised Distributor" means British Telecommunications plc, MCI Communications Corporation, and any entity with which Concert or BT or MCI has contracted as a subdistributor of Concert services.

     "Deliverables" means those elements of the Project to be provided by ACT, as set forth in Appendices 2 and 3, to meet the requirements of Appendices 1 and 4.

     "Effective Date" means the date on which the Parties have executed this Agreement or if executed on different dates, the later thereof.

     "End-Customer" shall mean the party with whom Concert or one of its Authorised Distributors has contracted to provide Concert conferencing services.

     "Information" shall mean all information whether written or oral or in any other form including, but not limited to documentation, specifications, reports, data notes, drawings, models, patterns, samples, software, computer outputs, designs, circuit diagrams, inventions (whether patentable or not) and know-how obtained from either party in connection with the performance of the Agreement, and all information in relation to Concert's, Authorised Distributors' or End-Customers' affairs, business or business practices, which comes to ACT's knowledge during the period of this Agreement, including but not limited to the existence of this Agreement and any provisions of this Agreement.

     "Intellectual Property" shall mean any patent, trade secret, copyright, know-how, network designs, system designs and platform development or other intellectual property provided or developed pursuant to this Agreement. "Intellectual Property Rights" shall mean patents, utility models, design patents, registered designs, copyright of any kind, semi-conductor topography rights, design rights and any rights of a similar nature in any country of the world, including rights in trade secrets and confidential information where such rights arise and includes applications therefor but excludes trademarks.

     "Platform" means the conferencing system owned and operated by ACT and utilised by ACT to provide the Deliverables.

     "Response" means ACT's Global Teleconferencing Proposal, dated March 5, 1998, with amended pricing thereafter, responding to Concert's SOR and duplicated in Appendix 2 to this Agreement.

     "Software" means all software relevant to Concert in respect of the Project including but not limited to all source code and object code whether in machine readable, optically readable or any other format.

     "Project" shall mean any or all of the design, development, hardware, software, documentation and training to be supplied to Concert by ACT hereunder in order to provide the Deliverables.


     "SOR" shall mean Concert's Teleconferencing Support Services Technical Requirements, dated 5/28/98 and duplicated in Appendix 1 to this Agreement.

     "Support Requirements" shall mean the final working conferencing elements that will be available from ACT at the end of this Development and Implementation and are set forth in Appendix 4. The full terms

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     and conditions governing the actual provision of the conferencing services to Concert by ACT shall be provided in a separate agreement.



3.   TERM

     This Agreement shall commence on the Effective Date and continue until the Project has met the Acceptance Test Plan and final payment has been made, unless terminated earlier by a Party as provided herein.

4.   PAYMENT

     4.1 At the time this Agreement was executed, Concert has been invoiced by ACT for USD$26,200 covering the application design and consulting charges for the Project. The remaining development and implementation charge of USD$223,800 shall be due and payable by Concert upon successful completion of the Acceptance Test Plan for each Milestone and at the payment increments set forth in Appendix 3. There are no additional time, materials, travel, taxes or other charges for the Project.

     4.2 Any sum due ACT hereunder shall be invoiced and paid in accordance with Appendix 3 Milestones and Appendix 5. ACT must include a valid purchase order number on its invoice, which shall be provided by Concert.

     4.3 Payment shall be made in United States Dollars to the account specified by Contractor.


5.   ACT'S UNDERTAKINGS

     ACT shall be responsible for providing the Deliverables set forth in Appendices 2 and 3, to meet the requirements of Appendices 1 and 4.


6.   CONCERT'S UNDERTAKINGS

     Concert shall be responsible for providing all necessary support to meet the Dependencies set forth in Appendix 4.

7.   ACCEPTANCE AND REJECTION

     7.1 ACT shall participate fully in all Acceptance Testing. For Deliverables subject to an Acceptance Test Plan and requiring approval by Concert, Concert shall, within ten (10) business days of receipt of ACT's statement that the Deliverable is complete, review the deliverable and approve it or notify ACT in writing of non-approval, documenting in reasonable detail any and all material defects in the deliverable. ACT shall, upon receipt of such notice, use its best efforts to correct any such material failures and shall notify Concert of its completion thereof. Concert shall, after receipt of said notice, review the deliverable and report. Concert shall do so promptly using diligent efforts, but in no event shall such process exceed ten (10) days. This cycle shall be repeated as necessary. A work product Deliverable shall be deemed approved by Concert if either:

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            7.1.2  Concert notifies ACT in writing of its approval and the approval date shall then be the date of such notice;

            7.1.3 Concert fails to notify ACT in writing within the applicable time period of any material defect in the deliverable and the approval date shall then be the last day of the said period.

       7.2 In the event Concert places in productive use any portion of a Deliverable that has not been deemed approved by Concert, both Parties shall remain liable to continue to follow the procedure outlined in Section 7.1 until the Deliverable is deemed approved.

       7.3 Any delay in the completion of Deliverables that is not the result of unreasonable action or inaction by Concert, shall entitle Concert to liquidated damages, as provided elsewhere in this Agreement, until final acceptance of the delayed Deliverables by Concert.

8.     CONTRACT CHANGE PROCEDURE

8.1 The representatives of Concert and ACT as nominated in Section 25.6 hereof (`Notices'), shall be the only people who may make or receive a formal proposal for a variation to this Agreement to or from the other Party.

8.2 No such variation shall be effective unless confirmed in writing by the other Party. A Party shall confirm to the other within 10 days of receipt of a written instruction to proceed with any such variation or its intention to negotiate the proposed variation in accordance with Section
       8.3 below.

8.3 Upon ACT's issuance of such request or receipt of each such request from Concert, ACT will evaluate the impact that the Change Request will have on the resources required by ACT to perform its requirements hereunder, the Appendix on which such requirements are then being performed, and the charges then payable to ACT hereunder. ACT will notify Concert as to the results of such evaluation (the "Change Proposal") as soon as reasonably feasible following the issuance or receipt of the Change Request, which notice will be submitted in writing if so requested by Concert.

8.3.1 To the extent that the changes set forth in the Change Request can reasonably be performed within the milestone requirements then established for the applicable Deliverables without an increase in the resources then being utilised therefore, there will be no adjustment to ACT's charges hereunder.

8.3.2 In the event the Change Proposal contemplates an increase in ACT's charges hereunder or an additional charge payable to ACT therefor and Concert so requests, ACT and Concert will work together in good faith to adjust the milestone requirements and/or priorities with respect to the other requirements being performed by ACT hereunder so as to permit such Change Request to be implemented without an increase in ACT's charges.

8.3.3 If the milestone requirements and/or priorities with respect to the other requirements being performed by ACT cannot be adjusted to accommodate the Change Request without an increase in ACT's charges, ACT shall provide to Concert a good faith estimate of the additional charges required to meet the requirements of the Change Request. This increase shall be amended as described in paragraph 8.4 below.

8.4 Following agreement of such variation, Concert will manage the issue of an amendment to this Agreement as necessary. Any increases or decreases in price and changes to delivery timescales as a result of such variation(s) shall be reasonable, calculated according to the prices in the Agreement and subject to negotiation between Concert and ACT.

8.5 In the event Concert requests ACT to provide additional services or functions which are not covered in this Agreement, ACT and Concert shall execute an additional addendum or addenda referencing this Agreement to provide such additional services or functions, which shall be provided at rates expressly agreed in writing. Any such additional addendum or addenda shall be incorporated herein by reference and shall be subject to the terms and conditions hereof.

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9.     PROTECTION OF DOCUMENTS AND SOFTWARE

9.1 ACT shall take suitable precautions to protect all documentation and Software generated or required for this Agreement against loss of any kind. Upon the release of each Software or documentation update a set of the latest Software and documentation (relevant to the Deliverables to be provided to Concert under the Agreement) shall be stored by the Contractor in a safe location remote from ACT's normal work premises.

9.2 ACT shall select an escrow agent, establish an escrow agreement and maintain an escrow account for all Software, technologies and related applications and IP developed in the course of the Project which shall give Concert access to the Intellectual Property developed pursuant to the Project in the event of termination of this Agreement pursuant to
       Section 13 ("Escrow Agreement"). Concert shall pay the fees associated with this escrow agreement and shall be allowed to approve the escrow agent selected by ACT and to review and require changes to the Escrow Agreement with ACT prior to acceptance of the Escrow Agreement by ACT. The Escrow Agreement shall be put in place as soon as reasonably practicable.

10.    INTELLECTUAL PROPERTY LICENSE

       10.1 The Intellectual Property used or developed by ACT pursuant to completing the Project and providing the Deliverables ("Project IP") shall be owned by ACT and shall be used by ACT exclusively to support the Project, Deliverables and other services provided to Concert for three years following acceptance of all Deliverables per Section 7 of this Agreement. With respect to such Project IP, Act hereby gives Concert an irrevocable, non-transferable, paid-up license to the Project IP that may be developed by ACT pursuant to this Project and shall license the IP exclusively to Concert for three years following expiration/termination of this Agreement. This license allows Concert to:

                    10.1.1 make, use and sell goods and services based thereon or interoperating therewith or becoming part thereof and to display and perform the works publicly, all for the purposes of furnishing Concert conferencing services to End-Customers; and

                    10.1.2 Sublicense Authorised Distributors to use, and to sublicense other Authorised Distributors to use, the Project IP licensed from ACT in the same manner as set forth for Concert in 10.1.1; and

                    10.1.3 grant Concert's Authorised Distributors the right to grant sublicenses to the Authorised Distributors' customers where such licenses are to enable the receipt and usage of Concert conferencing services by the End-Customers where necessary.

       10.2 The Escrow Agreement referenced in Section 9.2 shall include a clause giving Concert an irrevocable, non-transferable, paid-up license to the Project IP that may be developed by ACT pursuant to this Project and shall license the Project IP exclusively to Concert. This license allows Concert to:

                    10.2.1 make, use and sell goods and services based thereon or interoperating therewith or becoming part thereof and to reproduce the works therein in copies, sell or otherwise distribute to the pubilc copies of the works alone or incombination with other works, prepare derivative works therefrom and display and perform the works publicly, all for the purposes of furnishing Concert conferencing services, and interface, adapt, modify or develop an Authorised Distributor's network for the purpose of enabling such network to support Concert conferencing services provided by Concert and to distribute such Concert conferencing services; and

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

                    10.2.2 Sublicense Authorised Distributors' use, and to sublicense other Authorised Distributors to use, the Project IP licensed from ACT to make, use and sell goods and services based theron or interoperating therewith or becoming part thereof and to display and perform the works publicly, all for the purposes of furnishing Concert conferencing services to End-Customers; and

                    10.2.3 Grants Concert's Authorised Distributors the right to grant sublicens to the Authorised Distributors' customers where such licenses are to enable the receipt and usage of Concert conferencing services by the End-Customers.


         10.3 ACT represents and warrants that it has the right and power to grant Concert and the other potential licensees set forth above the licenses granted by it under this Agreement.

         10.4 ACT warrants that the Project IP licensed pursuant to this Agreement is a full and accurate reproduction of the Project IP in ACT's possession. In the event it is not, ACT shall supply the appropriate corrections as soon as reasonably practicable.

11.      STATUS REPORTS

         ACT shall provide Concert with weekly status reports of information relevant to the provision of the Deliverables. The form and content of each type of report shall be agreed between the Parties. ACT will provide any additional information as Concert may reasonably request (including statistical information).

12.      LIQUIDATED DAMAGES/CREDITS

12.1 Where, except as proven to be a direct result of an Event of Force Majeure, as defined elsewhere in this Agreement, or an event for which Concert is directly or indirectly responsible, the provision of Deliverables or another obligations of ACT are delayed beyond the agreed date for implementation or interrupted, as provided below, Concert shall be entitled to the liquidated damages as follows.

12.2 ACT shall provide Concert with the Deliverables outlined in this Agreement on the agreed Milestone Completion Dates referred to in Appendix 3. In the case the provision of Deliverables is delayed as a direct result of an event of Force Majeure or an event for which Concert is directly or indirectly responsible, the Milestone Completion Date shall be changed, if necessary, by mutual agreement between the parties to reflect the amount of time during the event in which work could not be continued on the Deliverable due directly to the event. In the event a Deliverable does not pass the Acceptance Test Plan, (as defined in Appendix 6) on or before the applicable Milestone Completion Date, ACT shall pay a compensation to Concert in the amount of US$1,000 per Deliverable that is delayed for each day of the delay. The total amount payable by ACT pursuant to this Section shall not exceed ten percent (10%) of the total amount paid or payable to ACT by Concert pursuant to this Agreement. In the event the delay is such that ACT reaches this 10% cap, Concert may, at its sole discretion, terminate this Agreement within thirty (30) days after the affected Milestone Completion Date without liability or penalty.


13.      TERMINATION

13.1 If either Party commits a breach or persistent breaches of this Agreement, and in the case of a breach which is capable of remedy, fails to remedy the breach within 7 days (or such longer period as agreed in writing by the other Party) of written notice then the other Party shall have the right:

     (a) at any time to terminate the whole or part of the Agreement forthwith; and

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     (b)  to recover from the breaching party all directly resulting losses and expenses. Where a Party terminates due to breach/persistent breach by the other Party, the breaching Party shall pay resulting losses and expenses to the nonbreaching Party to a maximum amount as set forth in
          Section 13.8 below.

13.2 Both Parties shall have the right at any time to terminate the Agreement forthwith and to recover from the other Party all directly resulting losses and expenses if the other Party shall become insolvent or cease to trade or compound with its creditors; or a bankruptcy petition or order is presented or made against the other Party; or a receiver or an administrator receiver is appointed in respect of any of the other Party's assets; or a petition for an administration order is presented or such an order is made in relation to the other Party; or a resolution or petition or order to wind up the other Party is passed or presented or made or a liquidator is appointed in respect of the other Party (other than a members' voluntary liquidation solely for the purpose of reconstruction or amalgamation or the equivalent of such liquidation in the jurisdiction of the other part).

13.3 Concert may at any time on written notice terminate the Agreement forthwith without penalty or further liability to Concert if the ownership or control of ACT is materially changed to (in Concert's reasonable opinion) Concert's detriment. Concert shall pay ACT all resulting losses and expenses to a maximum amount, as set forth in Section 13.8 below.

13.4 Concert may at any time on written notice terminate the Agreement forthwith for its convenience. Where Concert terminates the Agreement under this Clause 13.4 and does not have any other right to terminate the Agreement, the following shall apply:

     (a) Concert shall subject to subparagraph (b) below, pay ACT such amounts as may be necessary to cover its reasonable costs and outstanding and unavoidable commitments (and reasonable profit thereon) necessarily and solely incurred in properly performing the Agreement in relation to Accepted Deliverables prior to termination.

     (b) Concert shall only pay costs and commitments in respect of Deliverables that Concert has accepted to its satisfaction.

     (c) The costs payable by Concert pursuant to (a) and (b) above shall be limited to the amounts set forth in Section 13.8 below.

13.5 In the event that Concert terminates all or part of the Services and pays ACT pursuant to this Section 13, Concert shall have the right to require ACT to transfer ownership in the relevant equipment (hardware, software, network) which ACT shall cause to occur as soon as reasonably practicable.

13.6 In case of termination of this Agreement, ACT agrees to co-operate with Concert for the smooth migration of the Deliverables to Concert, including access to all system configuration, design and implementation status and the transfer of the software (source code and binary) and any Intellectual Property Rights developed by ACT for the purpose of creating the Deliverables.

13.7 Should a Force Majeure Event cause ACT to delay in providing the Deliverables or any of them for a period of more than 28 consecutive days, Concert shall have the option to terminate the Deliverables or part thereof by written notice to ACT and pay ACT resulting losses and expenses to a maximum amount, as defined in Section 13.8 below.

13.8 In no event shall Concert's total liability with respect to ACT's costs upon termination under this Article 13, as set forth above, exceed the lesser of (i) ACT's proposal quote of USD$223,800 less amounts already paid; or (ii) a percentage of ACT's proposal quote, as set forth below, less

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     amounts already paid. The percentages below apply based on the month in which termination occurs:


                                           Percentage of
        Project Month                      proposal quote
        -------------                      --------------
        June 1998-July 1998                     60%
        August 1998-September 1999              40%
        October 1998-February 1999              10%
        March 1999 or later                      0%

13.9    Concert may terminate this Agreement pursuant to Section 12.2.

13.10 The above clauses encompass the total liability of Concert for termination pursuant to this Article 13, and Concert shall be liable for no other costs, claims, damages, or expenses consequent upon such termination. In any event, both Parties shall use all reasonable efforts to mitigate their costs associated with any such termination.

14.     CONFIDENTIALITY

14.1 Subject to Clause 14.3 of this Agreement, each Party shall keep safe all of the other Party's Information and shall not without the prior written consent of the giving Party:

        (a) use any of other Party's Information for any purpose other than is necessary for the performance of its obligations under this Agreement or,

        (b) disclose any Information to any person other than a person directly employed or engaged by either Party in the performance of the Agreement. Disclosure to all persons shall be made in confidence and only to the extent necessary for the performance of the Parties' obligations under this Agreement.

14.2 Subject to Clause 14.3 of this Agreement, the Parties shall keep confidential all Information supplied to each other and indicated as being confidential and shall not disclose the same to any third party without the prior written consent of the other, provided always that each party may disclose or use, without consent, such Information to the extent necessary for the exercise of the Parties' rights under this Agreement, including any licences granted.

14.3 Neither Party to this Agreement shall be bound by the above provisions of this Condition in relation to Information that is:

        (a) published or comes into the public domain otherwise than by a breach of this Agreement; or,

        (b) lawfully known to it before the publication of the SOR and is not subject to a previous obligation of confidentiality binding that Party; or,

        (c) lawfully obtained by it from a third party which is free to divulge that Information; or,

        (d) replicated by development independently carried out by an employee or other person without access to, or knowledge of, such Information.

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

14.4 ACT shall ensure that each subcontractor engaged in relation to the Contract is bound by similar confidentiality terms to those set out in this Condition.

14.5 All Information and any copies thereof and all Intellectual Property Rights therein belonging to either Party shall remain as their property, such information shall be clearly marked as such prior to passing to the other Party. Each Party shall return the other's Information to them upon completion or termination of the Agreement, or earlier upon reasonable request by the other Party.

14.6 ACT shall not design a conferencing system or solution based upon a substantial copying of the design and other work performed pursuant to this Agreement for another customer without Concert prior approval for a period of the life of this Agreement. This restriction shall not prevent ACT from designing a conferencing system or solution based on general know-how gained from exposure to or development of the Application Design and Consulting or any other aspect of the Project.

14.7 The provisions of this Condition shall survive the termination or expiration of this Agreement.

15.     CONFLICT OF INTEREST

        ACT represents and warrants to the best of ACT's knowledge and belief that it is not now under contract or obligation, nor will ACT enter into a contract or assume an obligation during the term of this Agreement that would materially and detrimentally affect ACT's performance of this Agreement.

16.     WARRANTIES

16.1 ACT warrants that the performance of the Project and the work prepared for Concert shall be of the highest professional quality in the telecommunications industry, in accordance with the SOR and the Supplier Support Requirements (Appendix 4), and shall not be improperly derived from any copyrighted or patented material or trade secret or otherwise be subject to or infringe upon any interest, proprietary or otherwise, of any individual or entity.

16.2 ACT warrants that its work will not cause the equipment, software, communications facilities, ACT or Concert to violate any law. ACT will comply with all applicable laws including, but not limited to, building and electrical regulations, employee and sales tax, the Communications Act of 1934, as amended, and equal employment laws. ACT shall assume all liabilities and obligations imposed by such laws, regulations and requirements with respect to ACT's performance hereunder.

16.3 ACT warrants that the Deliverables, including hardware and network support, shall be capable of processing dates up to December 31, 1999 and from January 1, 2000 forward without failure.


17.     REMEDIES AND LIABILITIES

17.1 EXCEPT AS STATED IN SECTION 18, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, ANY SUBCONTRACTOR, OR OTHER THIRD PARTY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), WARRANTY OR ANY OTHER CAUSE OF ACTINO FOR ANY LOSS OF INTEREST, DATA OR INFORMATION, LOSS OF USE, LOST PROFITS OR LOST OPPORTUNITY OR LOST REVENUE BY THE OTHER PARTY OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

17.2 EXCEPT AS STATED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, SHALL EITHER PARTY HAVE ANY LIABILITY UNDER THIS AGREEMENT.

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

18.     EXCLUSIONS FROM LIMITATIONS

        No disclaimer of warranty or limitation of liability shall apply where the claim or cause of action involves: injury to person or tangible personal property; gross negligence or wilful misconduct of a Party or any of their subcontractors, officers, directors, or other agents; obligations related to indemnification; or breach of confidentiality obligations.

19.     INTELLECTUAL PROPERTY - INDEMNITY

19.1 ACT shall indemnify and shall keep fully indemnified Concert against all actions, claims, proceedings, damages, costs and expenses arising from any infringement or alleged infringement of any Intellectual Property Right or any trade mark or service mark, whether registered or not, or any breach or alleged breach of any obligation of non-disclosure by the possession, use , manufacture, sale, lease, hire, distribution or disposal in respect of the Deliverables or other work provided by ACT hereunder or the packaging thereof by any person anywhere in the world.

19.2 Concert and ACT shall notify each other immediately in writing of any infringement or alleged infringement referred to above of which they become aware.

19.3 In the event of any such infringement or alleged infringement, ACT shall at its own expense and at the option of Concert:

        a) secure a royalty free licence allowing Concert unrestricted use of the infringing Deliverable or work and the ability to exercise its other rights granted under the Agreement in respect of the Deliverable or work; or

        b) modify or replace the Deliverable or work, at the option of Concert, so as to meet the existing functional specification and avoid the claim of infringement and any injunction or court order.

19.4 Unless otherwise agreed in writing, ACT shall conduct all negotiations and litigation in relation to any such infringement or alleged infringement and be responsible for all costs and expenses incurred. Concert shall afford all reasonable assistance in contesting such allegations but if ACT fails to conduct such negotiations or litigation, or in the opinion of Concert fails to do so in a manner which is in the best interests of Concert or fails to do so within a reasonable time, Concert may assume conduct of the same at ACT's expense.

19.5 The provisions of this Condition shall survive the expiry or termination of this Agreement.

20.     INDEMNITY - GENERAL

20.1 Except as specifically provided for elsewhere in this Agreement and without prejudice to any other rights or remedies available to a Party, each Party shall indemnify and hold harmless the other Party against any and all claims for loss or damage arising out of or related to the performance or non-performance by the indemnifying Party, its employees, agents, contractors, or other representatives, of the indemnifying Party's obligations hereunder.

20.2 ACT warrants that it has obtained all necessary licences, authorities' consents and permits for the provision of the Deliverables and other work for this Project and for the unrestricted export of any supplied Deliverables to Concert, and re-export to such countries as Concert shall have notified the Contractor at any time before delivery to Concert. ACT shall identify and comply with the provisions of all applicable national and international laws, ordinances, regulations and codes covering the provision of required permits, certificates, approvals and inspections. ACT shall indemnify Concert against all costs, proceedings, losses, damages, claims, or demands resulting directly or indirectly from any breach of the above warranty.

21.     FORCE MAJEURE

21.1 Neither Party shall be liable to the other Party for any period of delay in the performance of the Agreement directly caused by any event beyond its reasonable control, including acts of nature, war, civil disorder, prohibitions or orders issued by public authorities; restrictions imposed by legislation; strikes, or lockouts, fire, lightning, inclement weather, explosions, epidemics, or other events outside of a Party's control ("Force Majeure ") provided such party shall have first given the other party written notice as soon as practicable after becoming aware that such delay was likely to occur.

21.2 If due to Force Majeure ACT is the delaying party and the Force Majeure period exceeds 28 days:

21.2.1 Concert shall have the option by written notice to ACT to terminate the Agreement forthwith in whole or in part and be under no further liability to ACT other than in accordance with clause 13.7.

21.2.2 ACT shall have the option by written notice to Concert to request renegotiation of this Agreement. Upon receipt of such request, Concert shall have the option to renegotiate the milestones for the Deliverables or terminate this Agreement.

21.3 For the avoidance of doubt, the provisions of this Condition shall not affect Concert's right to terminate the Contract under Article 13 ("Termination").

22.     [Section 22 is intentionally omitted.]


23.     GOVERNING LAW AND JURISDICTION

        The laws of New York shall govern the Agreement.

24.     ARBITRATION

        Unless the Parties agree upon another arbitration forum, any claim, dispute, controversy or other matter in question arising out of or relating to this Agreement or the breach thereof, shall be settled by final, binding arbitration to be held in New York, New York, in accordance with the then effective Commercial Arbitration Rules of the American Arbitration Association, or their successor. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The decision of the arbitrator shall be final and binding on the Parties. Each Party shall bear its own costs in respect of any arbitration proceeding.

25.     GENERAL PROVISIONS

25.1    Conflicts.  In the event the Response, in reference to the SOR, has
        ----------
        explicitly proposed a substitute requirement, a different means or method to meet the SOR requirement, or has otherwise taken an exception to meeting a requirement, the terms of the Response prevail to the extent of that substitution, different means or method, or exception. In the event of a conflict between this Agreement and the Response, the terms of this Agreement shall prevail.

25.2    Insurance.  ACT shall maintain, at all times during the term of this
        ---------
        Agreement, insurance coverage suitable for the Deliverables and other work being provided hereunder and in compliance with the requirements of the jurisdiction(s) where the work is performed, including, but not limited, to End-Customer or Authorised Distributor sites, if applicable.

25.2    Security.  ACT shall comply with all Concert's security procedures for
        --------
        the Deliverables, all Intellectual Property, Information and other work produced under this Agreement. In addition, where ACT attends a site other than its own, ACT shall comply with all reasonable security procedures as advised by Concert or the site owner, as appropriate.

25.3    Assignment.  Neither ACT nor Concert shall, without the prior written
        ----------
        consent of the other (such consent not to be unreasonably withheld) assign the whole or any part of the Agreement, provided however, that Concert may, upon notice to Contractor, assign all or part of this Agreement to any affiliated subsidiary, or parent company, or to its successor, whether by merger, reorganization, or sale of all, or substantially of the assets to which this Agreement relates.

25.4    Subcontracting.  ACT shall not, without the prior written consent of
        --------------
        Concert (such consent not to be unreasonably withheld) sub-contract the development of the Deliverables. Such permission, shall not relieve ACT of any obligation or liability under the Agreement.

25.5    Publicity.  Neither Party shall name the other in any publicity relating
        ---------
        to the Contract without the other's prior written approval. The provisions of this Section 25.5 shall survive the expiry or termination of the Agreement for a period of six months.

25.6    Notices.  Any and all notices required to be given by one party to the
        -------
        other under this Contract shall be delivered by hand, post, telex, or facsimile transmission to the following addresses, or such other address as the parties may notify in writing from time to time:

        If to ACT:     Beth Carter
                       1526 Cole Blvd.
                       Suite 300
                       Golden, CO  80401


        with copy to:  Gavin Thompson
                       1658 Cole Blvd.
                       Suite 162
                       Golden, CO  80401


        If to Concert: Jeff Baccetti
                       Concert
                       11921 Freedom Drive
                       Reston, VA  20190
                       Fax No.: 703-707-4072

        with copy to:  Concert
                       Office of General Counsel
                       11921 Freedom Drive
                       Reston, VA  20190
                       Fax No: 703-707-4080


25.7    Waiver.  No delay, neglect or forbearance on the part of Concert in
        -------
        enforcing against ACT any provision of the Agreement shall be deemed to be a waiver or in any way prejudice any rights of Concert under the Contract. No waiver by Concert shall be effective unless in writing nor shall any waiver by Concert of a breach of the Agreement by ACT constitute a waiver of any subsequent breach.

25.8    Enforceability.  The validity or enforceability for any reason of any
        --------------
        provision of this Agreement shall not prejudice or affect the validity or enforceability of any other provision.

25.9    Headings.  The headings in this Contract are for convenience only and
        ---------
        shall not affect its interpretation.

26.     ENTIRE AGREEMENT

        This Agreement and its appendices:

        Appendix 1   -   Technical Requirements (SOR)
        Appendix 2   -   ACT Response (Response)
        Appendix 3   -   Work Order, Deliverables, Milestones
        Appendix 4   -   Supplier Support Requirements
        Appendix 5   -   Payment and Invoicing

        constitute the entire agreement between Concert and ACT in respect of the subject matter hereof and supercedes all prior negotiations, representations, or agreements in relation to such subject matter. This Agreement may not be modified or amended except in writing, executed by the duly authorized representatives, from time to time, of the Parties.

WITNESS the signatures of the duly authorised representatives of the Parties.

ACT TELECONFERENCING SERVICES, INC.     CONCERT GLOBAL NETWORKS LIMITED


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Signature                               Signature

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Printed Name & Title                    Printed Name & Title

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Date                                    Date

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